UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of principal executive offices)	(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 19, 2015, Eclipse Resources Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, the subsidiary guarantors named therein (the “Guarantors”) and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $550 million in aggregate principal amount of the Company’s 8.875% senior unsecured notes due 2023 (the “Notes”).

The Purchase Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

Certain of the Initial Purchasers and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses. In particular, affiliates of certain Initial Purchasers are lenders under the Company’s revolving credit facility. Certain of the Initial Purchasers were also underwriters in connection with the Company’s initial public offering and received customary fees and reimbursement of expenses in connection therewith.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On June 19, 2015, the Company issued a press release announcing the pricing of its private placement of the Notes. The Company intends to use a portion of the net proceeds of the offering of the Notes to finance the redemption of its outstanding 12.0% senior unsecured PIK notes due 2018. The Company intends to use the remaining net proceeds to fund the Company’s capital expenditure plan and for general corporate purposes. A copy of the press release announcing the offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K and the exhibits attached hereto do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities, in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated as of June 19, 2015, by and among Eclipse Resources Corporation, the subsidiary guarantors named therein and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein

99.1	Press Release, dated June 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date: June 19, 2015

Index to Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated as of June 19, 2015, by and among Eclipse Resources Corporation, the subsidiary guarantors named therein and Deutsche Bank Securities Inc., as representative of the initial purchasers named therein

99.1	Press Release, dated June 19, 2015